Exhibit 10.14

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

WARRANT NO.	Date: August , 2009

WARRANT TO PURCHASE COMMON STOCK

AutoGenomics, Inc., a Delaware corporation (the “Company”), hereby certifies that                                          (the “Holder”), is entitled to purchase, on the terms and conditions contained herein,                          fully paid, validly issued and nonassessable shares (the “Warrant Shares”) of common stock, no par value, of the Company (the “Common Stock”), at an initial exercise price of $4.00 per Warrant Share, as may be adjusted pursuant to the terms hereof (the “Exercise Price”). This Warrant has been approved by the Board of Directors of the Company and is issued pursuant to the terms of that certain Subscription Agreement, dated as of the date hereof, by and between the Company and the Holder (the “Subscription Agreement”). The number of Warrant Shares and the Exercise Price are subject to adjustment as provided in Section 2 below. Capitalized terms used herein not otherwise defined shall have the meanings set forth in Section 8.1.

This Warrant is subject to the following terms and conditions:

1. Exercisability and Exercise.

1.1 Method of Exercise. This Warrant may be exercised in whole, or in part, at the option of the Holder at any time and from time to time from the one (1) year anniversary of the date hereof through and including the five (5) year anniversary of the date hereof, provided that this Warrant may be exercised immediately in connection with a Liquidity Event, by delivering to the Company payment of the aggregate Exercise Price for the Warrant Shares being purchased by check or wire transfer, together with an executed Notice of Exercise in the form attached as Exhibit I hereto.

1.2 Effectiveness of Exercise; Procedure. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Holder delivers the Notice of Exercise to the Company together with payment of the Exercise Price and satisfies all of the requirements of this Section 1. Upon such exercise, the Holder will be deemed a shareholder of record of the Warrant Shares with all rights of a shareholder (including, without limitation, all voting rights with respect to such Warrant Shares and all rights to receive any dividends with respect to such Warrant Shares). In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time by the transfer agent of the Company by crediting the account of the Holder’s broker with The Depositary Trust Company through its Deposit Withdrawal Agent Commission system if the Company is a participant in such system, and otherwise by physical delivery to the address specified in the Notice of Exercise. The Company shall not be required to issue fractional shares upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Holder shall be entitled, at its option, to receive either (a) a cash payment equal to the excess of the fair market value, as determined by the Board of Directors of the Company in good faith, for such fractional share above the Exercise Price for such fractional share (as mutually determined by the Company and the Holder) or (b) a whole share if the Holder tenders the Exercise Price for one whole share.

2. Adjustments.

2.1 Reorganizations, Mergers, Recapitalizations and Reclassifications.

(a) Change of Control. If at any time a Change of Control (as defined below) occurs and, pursuant to the terms of such Change of Control, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive upon exercise of this Warrant (and this Warrant shall thereafter be exercisable only for) the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Change of Control. In case of any such Change of Control, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of the Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 2.1(a). For purposes of this Section 2.1(a), “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption. The foregoing provisions of this Section 2.1(a) shall similarly apply to any successive Change of Control. As used in this Warrant, a “Change of Control” shall mean (i) a transaction or series of transactions (other than an offering of common stock of the Company to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of

1934, as amended from time to time (the “Exchange Act”)) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or (ii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (A) a merger, consolidation, reorganization or business combination, (B) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (C) the acquisition of assets or stock of another entity, in each case other than a transaction (1) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Successor Entity (as defined below)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and (2) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.1(a)(ii)(C)(2) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction. As used in this Section 2.1(a)(ii)(C), the “Successor Entity” shall mean, as applicable, the Company or the person that, as a result of the Change of Control, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company.

(b) Issuance of Additional Stock below Exercise Price. If the Company issues (or is deemed to have issued pursuant to Section 2.1(b)(iv) below) after the date hereof (the “Commencement Date”), any Additional Stock without consideration or for consideration per share less than the Exercise Price applicable to any unissued Warrant Shares in effect immediately prior to the issuance of such Additional Stock, the Exercise Price for the Warrant Shares in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 2.1(b), unless otherwise provided in this Section 2.1(b)

(i) Adjustment Formula. Whenever the Exercise Price applicable to unissued Warrant Shares is adjusted pursuant to this Section 2.1(b), the new Exercise Price shall be determined by multiplying the Exercise Price for such Warrant Shares then in effect by a fraction, (x) the numerator of which shall be an amount equal to the sum of (i) the number of shares of Common Stock outstanding (or deemed outstanding pursuant to the provisions of Section 2.1(b)(iv) below) immediately prior to such issuance (the “Fully Diluted Outstanding Common Stock”), and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for such issuance would purchase at the applicable Exercise Price in effect immediately prior to the issuance of such Additional Stock for such unissued Warrant Shares; and (y) the denominator of which shall be the number of shares of Fully Diluted Outstanding Common Stock plus the number of shares of such Additional Stock issued (or deemed issued pursuant to the provisions of Section 2.1(b)(iv) below).

(ii) No Fractional Adjustments. No adjustment of the Exercise Price for unissued Warrant Shares pursuant to Section 2.1(b) shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward.

(iii) Determination of Consideration. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of Common Stock for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Company’s Board of Directors.

(iv) Deemed Issuances of Common Stock. In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 2.1(b):

(A) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 2.1(b)(iii)), if any, received, by the Company upon the issuance of such options or rights (without taking into account potential antidilution adjustments) plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

(B) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or exchange (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 2.1(b)(iii)).

(C) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price applicable to the unissued Warrant Shares, to the extent in any way affected by or computed using such options, right or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(D) Upon the expiration of such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price applicable to such unissued Warrant Shares shall, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(E) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 2.1(b)(iv)(A) and Section 2.1(b)(iv)(B) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 2.1(b)(iv)(C) or Section 2.1(b)(iv)(D).

(v) No Increase in Exercise Price. Notwithstanding any other provisions of this Section 2.1(b), except to the limited extent provided for in Section 2.1(b)(iv)(D) and Section 2.1(b)(iv)(E), no adjustment of the Exercise

Price applicable to unissued Warrant Shares pursuant to this Section 2.1(b) (but for the avoidance of doubt expressly excluding Sections 2.1(a) and (c)) shall have the effect of increasing such Exercise Price above the Exercise Price applicable to such unissued Warrant Shares in effect immediately prior to such adjustment.

(c) Other Events. If, at any time after the date of this Warrant, (i) the outstanding shares of Common Stock issuable upon exercise of this Warrant are changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization, merger, recapitalization or reclassification which does not constitute a Change of Control, or (ii) the number of outstanding shares of such Common Stock is changed through a stock split, reverse stock split, stock dividend, stock consolidation or similar capital adjustment, an appropriate adjustment shall be made by the Board in the Exercise Price and in the number or kind of shares into which this Warrant is exercisable. In making such adjustments, or in determining that no such adjustments are necessary, the Board may rely upon the advice of counsel and accountants to the Company.

2.2 Notice of Adjustment. Upon the occurrence of each adjustment or readjustment of the Exercise Price or the number and kind of securities into which this Warrant is exercisable, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Exercise Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a certificate setting forth (i) the Exercise Price then in effect and (ii) the number and kind of shares of capital stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

3. Reservation of Stock. The Company shall at all times have authorized, and reserved for the purpose of the issue upon exercise of this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

4. Notices of Record Date, etc. In the event the Company shall take a record of the holders of any of its Common Stock for the purpose (a) of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; (b) of any capital reorganization of the Company, any reclassification of the stock of the Company or any Change of Control; or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (x) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (y) the effective date on which such reorganization, reclassification, consolidation, Change of Control, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock of the Company shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, Change of Control, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten days prior to the record date or effective date for the event specified in such notice.

5. Exchange of Warrant. Upon the surrender by the Holder, properly endorsed, to the Company at the principal office of the Company, the Company will issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder may direct, without charge for any issuance or transfer tax or other cost incurred by the Company, calling in the aggregate on the face or faces thereof for the number of shares of capital stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant. The Company will at no time close its transfer books against the transfer of the Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

6. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

7. Transfer of Warrant. This Warrant and all rights hereunder are transferable, in whole, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company. However, as a condition to such transfer, either (a) this Warrant must be registered under the Securities Act of 1933, as amended (the “Act”), and all applicable state securities laws with respect thereto or (b) the Company must first be furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such transfer is exempt from the registration requirements of the Act.

8. Miscellaneous.

8.1 Certain Definitions.

“Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued) pursuant to Section 2.1(b)(iv) by the Company after the Commencement Date other than:

(a) Common Stock issued pursuant to a transaction described in Section 2.1(c) hereof;

(b) Common Stock issuable or issued from time to time to employees, consultants, officers or directors of the Company (or of any affiliate of the Company) pursuant to the Company’s 2000 Equity Incentive Plan or pursuant to any other plan to the extent that such issuance is approved by the Board of Directors of the Company;

(c) Common Stock or Preferred Stock of the Company issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the Commencement Date, including without limitation, options, warrants, notes or other rights to acquire Common Stork or Preferred Stock;

(d) Series C Preferred Stock of the Company issued, or issuable upon exercise of warrants to purchase Series C Preferred Stock of the Company issued in connection with the issuance and sale of Series C Preferred Stock of the Company, or issued after the Commencement Date for consideration per share at least equal to the Series C Conversion Price (as defined in the Company’s Certificate of Incorporation in effect as of the date hereof); and

(e) Capital stock, or options or warrants to purchase capital stock, issued pursuant to or in connection with any of the following transactions or arrangements, the terms of which are approved by the Board of Directors of the Company; (1) commercial credit arrangements, equipment financings or similar transactions; (2) bona fide acquisitions, mergers or similar transactions in which such capital stock, or options or warrants to purchase capital stock, are issued for consideration other than cash; and (3) transactions involving issuances to customers, vendors or strategic, partners of the Company.

“Liquidity Event” shall mean the occurrence of either (a) a transaction or series of transactions (whether structured as a stock sale, merger, consolidation, reorganization, asset sale or otherwise) which results in the sale or transfer of more than a majority of the assets of the Company and its subsidiaries (determined based on value) or a majority of the capital stock of the Company; or (b) an underwritten public offering of the Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission (but expressly excluding registration statement no. 333-152512) which yields at least $50,000,000 of net cash proceeds to the Company.

8.2 Expiration. This Warrant shall expire at the close of business on the date five (5) years from the date hereof.

8.3 Restrictive Legend. This Warrant, any Warrant issued upon transfer of this Warrant and the shares of Common Stock issued upon exercise of this Warrant shall be imprinted with substantially the following legend, in addition to any legends required under applicable state securities laws:

“THE SECURITIES REPRESENTED BY THIS [WARRANT CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.”

8.4 No Voting Rights. Nothing contained in this Warrant shall be construed as conferring upon Holder by virtue of holding this Warrant (i) the right to vote or to consent as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matter, (ii) the right to receive dividends or (iii) any other rights as a shareholder of the Company.

8.5 Compliance with Securities Laws. Holder agrees to exercise and transfer (to the extent permitted pursuant to Section 7 hereof) this Warrant in compliance with all applicable federal and state securities laws and agrees to cooperate with the Company in taking any and all action which may be deemed necessary or desirable to ensure such compliance, including, without limitation, the execution and delivery of one or more documents as requested by the Company representing as to certain matters and acknowledging the restricted nature of the Common Stock to be issued.

8.6 Modification And Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement is sought.

8.7 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

8.8 Successors and Assigns. This Warrant shall be binding upon any successors or assigns of the Company.

8.9 Notices. All notices, requests, consents and demands with respect to this Warrant shall be made in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 2251 Rutherford Road,

Carlsbad, CA 92008, and to Holder at the applicable address set forth on the applicable signature page to the Subscription Agreement or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

8.10 Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of California, without regard to its principles of choice of law.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and issued by its duly authorized representative on the date first above written.

AUTOGENOMICS, INC.

By:
Fareed Kureshy,
Its President and CEO

(Signature Page to Warrant)

EXHIBIT I

FORM OF NOTICE OF EXERCISE

(To be signed only upon exercise of this Warrant)

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise such Warrant to purchase                                                               (                    ) shares of the Company’s common stock, no par value, for a purchase price of                                          Dollars ($            ) per share and a total purchase price of                                          Dollars ($            ), to be paid by (check one):

                     certified or official bank check; or

                     wire transfer.

The undersigned is acquiring such shares of stock for its own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Dated:
Name of Holder (must conform precisely to the name specified on the face of the Warrant)

Signature of authorized representative of Holder

Print or type name of authorized representative

Federal Identification Number of Holder:

Address of Holder:

Telephone Number:

Facsimile Number:

Email Address:

EXHIBIT II

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                               hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number and kind of shares covered thereby set forth below, unto:

Name of Assignee:

Address:

Telephone Number:

Facsimile Number:

Email Address:

Number and Kind of Shares:

Dated:	*Signature:

*	The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed: Title of Organization:

Dated:	By:

Name of Authorized Signatory:

Title of Authorized Signatory: